UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 11, 2017

ECO BUILDING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11568 Sorrento Valley Road #13

San Diego, California 92121

(Address of principal executive offices)

Phone: (858) 780-4747

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective September 11, 2017, we severed our relationship with Anton & Chia, LLP (“Anton”) as our Independent Registered Public Accounting Firm. During the two-week period that Anton served in that capacity, it had not provided any reports or any accounting, tax, or other services to us and there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

We engaged Benjamin & Young, LLP (“Benjamin”), as our new Independent Registered Public Accounting Firm, effective as of September 11, 2017. During the fiscal years ended June 30, 2016 and 2015, and the subsequent interim period through September 11, 2017, neither we nor anyone on our behalf engaged Benjamin regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

The decisions to disengage Anton and to engage Benjamin were recommended and approved both by our Audit Committee of our Board of Directors and by our Board of Directors.

We have has made the contents of this Form 8-K available to Anton and requested it to furnish a letter to the Securities and Exchange Commission as to whether Anton agrees or disagrees with, or wishes to clarify our expression of our views. As of the date of this filing, we have not received a response from Anton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC.

Date: September 29, 2017	By:	/s/ Tom Comery
Tom Comery
President & CEO